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                                                                     EXHIBIT (j)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 33-19228 on Form N-1A of our report dated December 12, 2006, relating to the financial statements and financial highlights of Calamos Investment Trust comprising the Growth Fund, Blue Chip Fund, Value Fund, International Growth Fund, Global Growth and Income Fund, Growth and Income Fund, High Yield Fund, Convertible Fund, Market Neutral Income Fund, and Multi-Fund Blend appearing in the Annual Report to Shareholders for the fiscal period ended October 31, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Disclosure of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
/s/Deloitte & Touche LLP
Chicago, Illinois
February 27, 2007